Exhibit 10.58

QIHOO 360 TECHNOLOGY CO. LTD.

March 14, 2011

TB ALTERNATIVE ASSETS LTD.

HIGHLAND VII - PRI (2) S.à r.l.

HIGHLAND VIIB - PRI (2) S.à r.l.

HIGHLAND VIIC - PRI (2) S.à r.l.

HIGHLAND ENT VII - PRI (2) S.à r.l.

(collectively, the “Highland Entities”)

SEQUOIA CAPITAL CHINA I, L.P.

SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P.

SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.

(collectively, the “Sequoia Entities”)

CDH NET TECHNOLOGY LIMITED

Dear Sirs:

This letter agreement is to confirm our agreement relating to the purchase by the investors listed in Schedule A hereof (the “Investors”), of an aggregate of US$50,000,000 of Class A ordinary shares in the form of American depositary shares (“ADS”) as set forth in Schedule A hereof (“Shares”) in Qihoo 360 Technology Co. Ltd., a company incorporated in the Cayman Islands (the “Company”), on the terms and subject to the conditions set forth herein.  The Investors’ purchase of the Shares will be subject to and concurrent with the Company’s initial public offering (the “IPO”) of ADSs each representing such number of Shares as specified in the registration statement on Form F-1 (the “Registration Statement”) that the Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the IPO or any amendments thereto.

In furtherance of the foregoing, the parties hereto agree as follows:

1.            Purchase.  Upon the terms and subject to the conditions of this letter agreement, each Investor shall purchase from the Company, and the Company shall issue, sell and deliver to each Investor, at the Closing (as defined below), the number of Shares (the “Purchased Shares”) equivalent to the subscription amount set forth opposite the name of such Investor in Schedule A hereof (the “ Subscription Amount”) divided by the initial public offering price of the ADSs specified in the final prospectus filed with the Commission, free and clear of all liens or encumbrances (other than those created by virtue of this letter agreement).  In consideration for the issuance and sale of the Purchased Shares, against delivery thereof to each Investor, and upon the terms and subject to the conditions of this letter agreement, at the Closing, each Investor shall pay or cause to be paid to the Company by wire transfer in immediately available funds in United States dollars to an account designated by the Company an amount equal to the Subscription Amount of such Investor.

All such sales shall be made (i) on the same terms as the ADSs being offered in the IPO and (ii) pursuant to and in reliance upon Regulation S (“Regulation S”) or pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”).

2.            Closing; Conditions.

(a)           The closing of the sale and purchase of the Purchased Shares (the “Closing”) shall take place, subject to the conditions set forth in paragraph 2(b) below, concurrently with the consummation of the IPO at Latham & Watkins LLP, Unit 2318, China World Office 2, 1 Jian Guo Men Wai Avenue, Beijing 100004, PRC, or at such other place as the Company and the Investors may mutually agree.

(b)           The Closing shall be conditioned upon (i) the consummation of the IPO and the purchase of the ADSs by the underwriters for offer to the public in the IPO at the same purchase price (less any underwriting discounts or commissions) per ADS payable by the Investors hereunder, pursuant to an underwriting agreement to be entered into by and among the Company and several underwriters of the IPO named therein (the “Underwriting Agreement”), and (ii) the execution of a registration rights agreement dated the date hereof between the Company and the Investors (the “Registration Rights Agreement”) and (iii) the fact that no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory authority that would, as of the date of the Closing, prevent the issuance or sale of the Shares; and no injunction or order of any shall have been issued that would, as of the date of the Closing, prevent the issuance or sale of the Shares (iv) with respect to the obligation of the Investors to purchase the Purchased Shares, the representations and warranties of the Company contained herein shall be true and correct on the date hereof and on the date of the Closing, and (v) with respect to the obligation of the Company to allot and sell the Purchased Shares, the representations and warranties of the Investors contained herein shall be true and correct on the date hereof and on the date of the Closing.

3.            [Intentionally Omitted].

4.             General Representations and Warranties of the Parties.  Each of the Investors, severally but not jointly, and the Company represents and warrants, as of the date hereof and as of the date of the Closing, to the other party hereto as follows:

(a)           Such party is an entity duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation and has taken all action necessary on the part of such party (and, to the extent applicable, its members, partners or equity holders have taken all necessary required action) for the authorization, execution and delivery of this letter agreement and the performance of all obligations of such party hereunder.

(b)           This letter agreement constitutes, and when entered by such party and the other parties thereto, the Registration Rights Agreement (upon its effectiveness) will constitute, a valid and legally binding obligation of such party, enforceable against such party in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(c)           The execution, delivery and performance of this letter agreement does not and will not (i) conflict with or result in any breach of any of, constitute a default under, or result in a violation of any law, rule, regulation or judgment applicable to such party, (ii) conflict with, or result in a breach of the organizational documents of such party, (iii) violate or conflict in any material respect with, or result in a material breach of any provision of, or constitute a material default under, or result in the creation of any material lien or encumbrance upon any of the material assets of such party (other than the Purchased Shares) under, any of the terms, conditions or provisions of any material agreement or other obligation of such party.

5.             Representations and Warranties of the Investors.

(a) Each Investor, severally but not jointly,  represents and warrants, as of the date hereof and as of the date of the Closing, to the Company as follows:

(i)            It has received and reviewed the Registration Statement, including the prospectus therein, with respect to the IPO.

(ii)           It does not, directly or indirectly, own more than five per cent of the outstanding common stock (or other voting securities) of any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a holding company for a FINRA member, and is not otherwise a “restricted person” for the purposes of FINRA Rule 5130.

(iii)          It has received all the information that it considers necessary and appropriate to decide whether to acquire the Purchased Shares hereunder, and it is not relying on any statements or representations made in connection with the transactions contemplated hereby other than representations contained in this letter agreement.

(iv)          It is relying solely on its own counsel and other advisors for legal, financial and other advice with respect to this investment or the transactions contemplated by this letter agreement and any related documents, and not on any statements or representations of any of the Company, the underwriters of the IPO, or its or their agents, written or oral, other than the representations made by the Company in this letter agreement.

(v)           It acknowledges that the Purchased Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

(vi)          It is acquiring the Purchased Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.  Investor understands that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(b) Each of the Sequoia Entities and CDH Net Technology Limited, severally but not jointly, represents and warrants, as of the date hereof and as of the date of the Closing, to the Company that it is not a U.S. Person (as defined in Regulation S) and it is acquiring the Purchased Shares in an offshore transaction in reliance on Regulation S.

(c) Each of TB Alternative Assets Ltd. and the Highland Entities, severally but not jointly, represents and warrants, as of the date hereof and as of the date of the Closing, to the Company that it is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

6.             Representations and Warranties of the Company.  Except with respect to the representation contained in paragraph 6(b), which shall be made only as of the date of the Closing, the Company represents and warrants, as of the date hereof and as of the date of the Closing, to each Investor as follows:

(a)           The Purchased Shares to be issued to each Investor at the Closing pursuant to the terms of this letter agreement have been duly and validly authorized and when such Purchased Shares are issued to the Investor in accordance with the terms of this letter agreement, all of such Purchased Shares will be validly issued, fully paid and non-assessable, and will be delivered to the Investor free and clear of all liens and encumbrances (other than pursuant to this letter agreement).

(b)          No directed selling efforts (as defined Regulation S) and no general solicitation or general advertising (as defined in Regulation D under the Securities Act) have been made by the Company, any of its affiliates or any person acting on its behalf with respect to any Purchased Shares that are not registered under the Securities Act; and none of such persons has taken any actions that would result in the sale of the Purchased Shares to the Investors under this letter agreement requiring registration under the Securities Act; and the Company is a “foreign issuer” (as defined in Regulation S).

(c)           (i) The prospectus in the form first used to confirm sales of ADSs, and (ii) the Registration Statement if and when declared effective by the Commission, will comply in all material respects with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and will not (except for the absence of pricing related information) contain an untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           Assuming the accuracy of the Investors’ representations and warranties under Sections 4 and 5 of this letter agreement, the offer, sale and issuance of the Purchased Shares as contemplated by this letter agreement is exempt from the qualification, registration and prospectus delivery requirements of the Securities Act and any applicable securities laws.

7.             Investor Information.   Each Investor hereby consents and undertakes to promptly provide to the Company information relating to such Investor that is reasonably required by the Company for the purpose of satisfying the disclosure obligations in connection with the Registration Statement and the prospectus therein under applicable laws (the “Investor Information”), regulations and the rules of the New York Stock Exchange.  Each Investor also consents to the inclusion of the Investor Information, the Investor’s name as well as the matters relating to the Investor’s subscription of the Purchased Shares in the Registration Statement and the prospectus therein, and in press releases and other marketing materials for the IPO.  Additionally, each Investor hereby consents to the filing of this Agreement as an exhibit to the Registration Statement.  Each Investor acknowledges that the Company and others will rely upon the truth and accuracy of the Investor Information, and it agrees to notify the Company promptly in writing if any of the content contained therein ceases to be accurate and complete or becomes misleading.

8.             Restrictive Legend.   Each certificate representing the Purchased Shares shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; AND (B)   WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING CLOSING OF THE PURCHASE.  ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

9.             Indemnification.  Notwithstanding anything to the contrary in this letter agreement, the Company shall indemnify and hold harmless each Investor and its respective partners, directors, officers and affiliates from and against all losses, costs, claims, damages, liabilities, expenses (including reasonable attorneys’ and accountants’ fees, costs of investigation, costs of suit and costs of appeal), fines and penalties actually incurred arising out of or relating to any breach of the representations and warranties made by the Company herein.

10.          Miscellaneous.  The Company shall afford each Investor a reasonable opportunity to review and comment on any description of such Investor and/or the transactions contemplated by this letter agreement that is to be included in the Registration Statement filed after the date hereof, press releases or other marketing materials.

Neither this letter agreement nor any provision hereof may be amended, modified or waived except by an instrument in writing signed by the parties hereto.  The failure or delay of any party to enforce or exercise any rights under any of the provisions of this letter agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce or exercise any rights under each and every provision of this letter agreement in accordance with its terms.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

This letter agreement contains the full and entire understanding and agreement among the parties hereto with regard to the subject matters hereof and thereof and supersedes all prior understandings and agreements, written or oral, relating to the matters set forth herein and therein.  Except for (i) any transfer of Purchased Shares as permitted in paragraph 3(a) of this letter agreement or (ii) any transfer of Purchased Shares by any parties hereto to its respective affiliates or subsidiaries, neither this letter agreement nor any of their rights hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

Any term or provision of this letter agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this letter agreement or affecting the validity or enforceability of any of the terms or provisions of this letter agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

This letter agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and shall not be construed to inure to the benefit of any other party.  Any dispute arising out of or relating to this letter agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules.  There shall be three arbitrators.  The language to be used in the arbitration proceedings shall be English.  Each of the parties hereto irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this letter agreement or the transactions contemplated hereby.

Except for the representations and warranties of the Company made in paragraph 6(a) hereof, which shall survive indefinitely, each of the representations and warranties of the Company and the Investors contained in this letter agreement shall survive the Closing for a period of one year following the Closing.

This letter agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

This letter agreement shall automatically terminate upon the earliest to occur of (i) the written consent of each of the Company and the Investors, (ii) the withdrawal by the Company of the Registration Statement, (iii) following the execution of the Underwriting Agreement, the termination of such Underwriting Agreement in accordance with its terms, or (iv) May 31, 2011, if the closing of the IPO has not occurred on or prior to such date.  Upon such termination, this letter agreement will have no further force or effect, provided that any termination of this letter agreement will not relieve any party for any liability arising from a breach of representation, warranty, covenant or agreement occurring prior to such termination.

[remainder of page intentionally left blank]

Very truly yours,

QIHOO 360 TECHNOLOGY CO. LTD.

By:	/s/ Xiangdong Qi

Name:
Title:

[Signature page to Subscription Agreement]

Agreed and Accepted

as of the date first set forth above

TB ALTERNATIVE ASSETS LTD.

(on behalf of Trustees of Columbia University in the City of New York)

By:	/s/[illegible]

Name:
Title:

[Signature page to Subscription Agreement]

HIGHLAND VII - PRI (2) S.à r.l.

By:	/s/ Kathleen A. Barry

	Name:	Kathleen A. Barry
	Title:	Class A Manager

[Signature page to Subscription Agreement]

HIGHLAND VIIB - PRI (2) S.à r.l.

By:	/s/ Kathleen A. Barry

	Name:	Kathleen A. Barry
	Title:	Class A Manager

[Signature page to Subscription Agreement]

HIGHLAND VIIC - PRI (2) S.à r.l.

By:	/s/ Kathleen A. Barry

	Name:	Kathleen A. Barry
	Title:	Class A Manager

[Signature page to Subscription Agreement]

HIGHLAND ENT VII - PRI (2) S.à r.l.

By:	/s/ Kathleen A. Barry

Name: Kathleen A. Barry
Title: Class A Manager

[Signature page to Subscription Agreement]

SEQUOIA CAPITAL CHINA I, L.P.
By:	Sequoia Capital China Management I, L.P.,
a Cayman Islands Exempted Limited
Partnership, its General Partner

By:	SC China Holding Limited, a Cayman
Islands Limited Liability Company, its
General Partner

By:	/s/ Kok Wai Yee
Name: Kok Wai Yee
Title: Authorized Signatory

[Signature page to Subscription Agreement]

SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P.
By:	Sequoia Capital China Management I, L.P., a
Cayman Islands Exempted Limited
Partnership, its General Partner

By:	SC China Holding Limited, a Cayman
Islands Limited Liability Company, its
General Partner

By:	/s/ Kok Wai Yee
Name: Kok Wai Yee
Title: Authorized Signatory

[Signature page to Subscription Agreement]

SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.

By:	Sequoia Capital China Management I, L.P., a
Cayman Islands Exempted Limited Partnership, its
General Partner

By:	SC China Holding Limited, a Cayman
Islands Limited Liability Company, its
General Partner

By:	/s/ Kok Wai Yee
Name: Kok Wai Yee
Title: Authorized Signatory

[Signature page to Subscription Agreement]

CDH NET TECHNOLOGY LIMITED

By:	/s/ Gongquan Wang

Name:
Title:

[Signature page to Subscription Agreement]

SCHEDULE A

The Investors and Purchased Amount

Name of Investor	Purchased Amount
TB ALTERNATIVE ASSETS LTD.	25,000,000
HIGHLAND VII - PRI (2) S.à r.l.	6,147,991
HIGHLAND VIIB - PRI (2) S.à r.l.	1,489,778
HIGHLAND VIIC - PRI (2) S.à r.l.	2,169,587
HIGHLAND ENT VII - PRI (2) S.à r.l.	192,644
SEQUOIA CAPITAL CHINA I, L.P.	3,938,000
SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P.	452,500
SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.	609,500
CDH NET TECHNOLOGY LIMITED	10,000,000
Total	50,000,000